Exhibit 3.22

ARTICLES OF INCORPORATION OF

SAN DIEGO IRON & STEEL FABRICATING, INC.

I

The name of this corporation is SAN DIEGO IRON & STEEL FABRICATING, INC.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in the State of California of this corporation’s initial agent for service of process is F. RICHARD LOSEY, 220 Montgomery Street, San Francisco, California 94104.

IV

This corporation is authorized to issue only one class of shares of stock; the total number of shares which this corporation is authorized to issue is 100,000.

Dated: June 30, 1981

/s/ RONALD M. ROTH
RONALD M. ROTH

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ RONALD M. ROTH
RONALD M. ROTH